News Release

Mattson Technology Contact	Investor & Media Contact
William Turner	Laura Guerrant
Mattson Technology, Inc.	Guerrant Associates
tel 510-492-6241	tel 808-882-1467
fax 510-492-5963	fax 808-882-1417
Bill.Turner@mattson.com	lguerrant@guerrantir.com

MATTSON TECHNOLOGY, INC. ANNOUNCES
2007 FOURTH QUARTER AND YEAR-END RESULTS

FREMONT, Calif. - January 30, 2008 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the fourth quarter and year ended December 31, 2007.

2007 Financial Highlights

  2007 net income of $27.6 million increased 61 percent year-over-year.
  2007 gross margins of 46.1 percent improved 7.4 percentage points over 2006 gross margins of 38.7 percent.
  Cash grew by $14 million for the year, while Mattson repurchased $32 million of stock in 2007.

2007 Technology Highlights

  Strip tool SupremaTM achieved the majority of Strip volume and won three new accounts.
  RTP tool HeliosTM generated record shipments, revenues and profitability in 2007.
  RTP tool AtmosTM gained two new accounts for advanced oxidation applications.

2007 Year-End Financial Results

2007 net sales were $267.3 million, including royalties of $11.5 million related to the license agreement with Dainippon Screen Manufacturing Co., Ltd. ("DNS"), down 5 percent from 2006 net sales of $281.8 million, including royalties from DNS of $7.5 million. 2007 net income was $27.6 million, or $0.52 per diluted share, an increase of 61 percent as compared to 2006 net income of $17.1 million, or $0.32 per diluted share.

Gross margin for the year, excluding royalties from DNS, was 43.7 percent, a 6.7 percentage point increase over 2006 gross margin of 37.0 percent.

Commenting on the results for the year, David L. Dutton, chief executive officer of Mattson Technology, said, "Our strong financial performance was fueled by a record year from RTP and significant contributions from Suprema, which, for the first time, comprised the majority of our revenue in Strip. Additionally, increasing Suprema volume contributed to improved 2007 gross margins; and net income increased from 6 percent to 10 percent year-over-year, while we continued to invest in new technologies."

Fourth Quarter 2007 Financial Results

Net sales for the fourth quarter were $52.3 million, down 11 percent from $58.5 million for the previous quarter, and down 37 percent from $83.6 million in the fourth quarter of 2006. Net sales for the fourth quarter of 2007 included royalties from DNS of $2.9 million, compared to none for the previous quarter and $1.0 million for the fourth quarter of 2006. Net income for the fourth quarter was $4.8 million, or $0.09 per diluted share, compared with $3.6 million, or $0.07 per share, for the previous quarter, and $3.7 million, or $0.07 per share, for the fourth quarter of 2006.

- More -

MATTSON REPORTS 2007 FOURTH QUARTER AND YEAR-END RESULTS

Gross margin for the fourth quarter, excluding royalties from DNS, was 44.0 percent, level with 43.9 percent for the previous quarter, and up 6.0 percentage points from 38.0 percent for the fourth quarter of 2006. Operating expenses for the fourth quarter were $23.5 million, compared to $24.2 million for the previous quarter and $24.7 million reported for the fourth quarter of 2006, excluding a non-recurring impairment charge of $2.6 million in the fourth quarter of 2006. Operating expenses as a percentage of net sales were 44.9 percent for the fourth quarter, compared with 41.3 percent for the previous quarter and 29.5 percent in the fourth quarter of 2006, excluding the non-recurring charge.

Net bookings for the quarter were $44.8 million, up 27 percent from $35.4 million for the previous quarter, and down 38 percent from $72.6 million for the fourth quarter of 2006.

Cash, cash equivalents and short-term investments at the end of the fourth quarter were $152.6 million, up $13.7 million from $138.9 million at the end of 2006. During the fourth quarter, the Company repurchased $12.4 million of shares of common stock under its previously announced share repurchase program.

Attached to this news release are preliminary unaudited condensed consolidated income statements and balance sheets.

Guidance - 2008 First Quarter

The Company's guidance for the first quarter of 2008 is predicated on a protracted weakness in the DRAM market. For the first quarter, Mattson expects the following:

  Revenues in a range of $42 million to $48 million
  Gross margins between 40 and 42 percent
  Earnings in a range of loss per share of ($0.11) to ($0.03)

"In response to an uncertain macro-economic environment, we continue to prudently control expenses while maintaining our investments in critical R&D programs," Dutton commented. "To ensure the Company's future growth, Mattson is successfully implementing two new technologies to address the Etch and Millisecond Anneal markets. In 2007, Nexion, our new Etch system, was qualified to begin revenue contributions in 2008; while our Millios fRTP system was validated in 2007 and will start production qualification in 2008." Dutton concluded, "We are confident that our market penetration initiatives in our core product areas of RTP and Strip, coupled with advancing our Nexion and Millios systems, optimally position Mattson for the inevitable upturn in the market."

Web Cast

On Wednesday, January 30, 2008, at 2:30 PM Pacific Time (5:30 PM Eastern Time), Mattson will hold a conference call to review the following topics: fourth quarter 2007 financial results, current business conditions and the near-term business outlook. To access the live conference call, dial (617) 614-3449. The Passcode for the conference call is 98775381. The conference call will be simultaneously web cast at www.mattson.com under the "Investors" section. In addition to the live web cast, a replay will be available to the public on the Mattson website for one week following the live broadcast.

Mattson will also web cast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the Company's future prospects, including, but not limited to: anticipated bookings, revenue, margins, earnings per share, market share, tax rate and fully diluted shares outstanding for future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not

MATTSON REPORTS 2007 FOURTH QUARTER AND YEAR-END RESULTS

limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the fourth quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. is the leading supplier of dry strip equipment and the second largest supplier of rapid thermal processing equipment in the global semiconductor industry. The Company's Strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current- and next-generation devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com.

(consolidated financial tables follow)

MATTSON REPORTS 2007 FOURTH QUARTER AND YEAR-END RESULTS

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net sales	$ 52,321	$ 83,604	$ 267,286	$ 281,781
Cost of sales	27,653	51,247	144,075	172,720
Gross margin	24,668	32,357	123,211	109,061
Operating expenses:
Research, development and engineering	8,013	7,751	34,116	28,314
Selling, general and administrative	15,350	16,763	64,343	62,523
Amortization of intangibles	128	172	511	688
Gain on disposition of Wet business	-	-	-	(572)
Impairment of intangibles	-	2,618	-	2,618
Total operating expenses	23,491	27,304	98,970	93,571
Income from operations	1,177	5,053	24,241	15,490
Interest and other income, net	1,919	1,487	8,213	5,718
Income before income taxes	3,096	6,540	32,454	21,208
Provision for (benefit from) income taxes	(1,687)	2,858	4,901	4,094
Net income	$ 4,783	$ 3,682	$ 27,553	$ 17,114
Net income per share:
Basic	$ 0.09	$ 0.07	$ 0.53	$ 0.33
Diluted	$ 0.09	$ 0.07	$ 0.52	$ 0.32
Shares used in computing net income per share:
Basic	50,598	52,501	51,771	52,357
Diluted	51,335	53,374	52,716	53,368

MATTSON REPORTS 2007 FOURTH QUARTER AND YEAR-END RESULTS

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2007	2006

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 152,567	$ 138,885
Accounts receivable, net	36,011	55,957
Advance billings	2,576	10,463
Inventories	51,073	40,532
Inventories - delivered systems	-	1,879
Prepaid expenses and other assets	10,996	11,109
Total current assets	253,223	258,825
Property and equipment, net	28,600	27,838
Goodwill	18,076	18,497
Intangibles, net	7,080	7,591
Other assets	10,791	4,001
Total assets	$ 317,770	$ 316,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 18,097	$ 19,330
Accrued liabilities	26,900	37,635
Deferred revenue	7,207	16,782
Total current liabilities	52,204	73,747
Income taxes payable, noncurrent	14,147	3,675
Other liabilities	6,136	400
Total liabilities	72,487	77,822

Stockholders' equity:
Common stock	54	53
Additional paid-in capital	623,527	616,827
Accumulated other comprehensive income	19,032	13,525
Treasury stock	(35,374)	(2,987)
Accumulated deficit	(361,956)	(388,488)
Total stockholders' equity	245,283	238,930
Total liabilities and stockholders' equity	$ 317,770	$ 316,752